EXHIBIT 21

                                  SUBSIDIARIES

     1.   Environmental Technologies, Inc., a Nevada corporation.
     2.   H. B. Covey, Inc
     3.   Christie-Peterson Development
     4.   Advanced Fuel Filtration Services, Inc.